As filed with the Securities and Exchange Commission on December 30, 2010

Registration No. 333 - 150667

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Evotec

Aktiengesellschaft

(Exact Name of Registrant as Specified in Its Charter)

GERMANY	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Evotec AG

Schnackenburgallee 114

22525 Hamburg

Germany

(49-40) 56-0810

(Address, Including Zip Code, of Principal Executive Offices)

Renovis, Inc. Amended and Restated 2003 Equity Incentive Plan, Amended and Restated 2003 Stock Plan, Amended and Restated 2005 Employment Commencement Incentive Plan, and 2007 Employment Commencement Incentive Plan

(Full Title of the Plan)

Corporation Service Company

1133 Avenue of the Americas

Suite 3100

New York, NY 10036

(866) 403-5272

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

With a copy to:

Stanford N. Goldman, Jr., Esq

Daniel H. Follansbee, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the Registration Statement No. 333-150667 filed on May 6, 2008 on Form S-8 (the “Registration Statement”), registering 3,025,305 ordinary shares, no par value, for issuance under the Renovis, Inc. Amended and Restated 2003 Equity Incentive Plan, Amended and Restated 2003 Stock Plan, Amended and Restated 2005 Employment Commencement Incentive Plan, and 2007 Employment Commencement Incentive Plan. The purpose of this post-effective amendment is to terminate the Registration Statement and to remove from registration all of the securities registered thereby which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamburg, Germany on December 30, 2010.

EVOTEC AG

By:	/s/ Werner Lanthaler
Werner Lanthaler
Chief Executive Officer and Member of Management Board

By:	/s/ Colin Bond
Colin Bond
Chief Financial Officer and Member of Management Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Werner Lanthaler Werner Lanthaler	Chief Executive Officer and Member of Management Board (Principal Executive Officer)	December 30, 2010

/s/ Colin Bond Colin Bond	Chief Financial Officer and Member of Management Board (Principal Financial Officer)	December 30, 2010

/s/ Mario Polywka Mario Polywka	Member of Management Board	December 30, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the undersigned on this 30th day of December, 2010.

By:	/s/ Jeff Naroian
Name:	Jeff Naroian
Title:	Vice President of Business Development Authorized Representative in the United States